Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000) pertaining to the Amended and Restated 2004 Stock Incentive Plan, of Thermadyne Holdings Corporation of our report dated August 2, 2006, with respect to the consolidated financial statements of Thermadyne Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
May 9, 2008